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                                                        Exhibit 25

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

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                          FORM  T - 1


           STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939
         OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


        Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) _____

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                COLUMBUS BANK AND TRUST COMPANY
      (Exact Name of Trustee as Specified in its Charter)

             Georgia                                58-0201800
(Jurisdiction of Incorporation or                 (I.R.S. Employer
Organization if not a National Bank)          Indentification No.)
   P.O. Box 120,  Columbus, Georgia                 31902-0120
(Address of Principal Executive Office)             (Zip Code)

                     Ms. Alice Herin Stagg
                Vice President and Trust Officer
                Columbus Bank and Trust Company
                      Post Office Box 120
                 Columbus, Georgia  31902-0120
                         (706) 649-2245
     (Name, Address and Telephone No. of Agent for Service)

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               1st FRANKLIN FINANCIAL CORPORATION
      (Exact Name of Obligor as Specified in its Charter)


       Georgia                                          58-0521233
(State or Other Jurisdiction of                   (I.R.S. Employer
 Incorporation or Organization)                Identification No.)

    213 East Tugalo Street
      Toccoa, Georgia                                        30577
(Address of Principal Executive Offices)                (Zip Code)

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             Variable Rate Subordinated Debentures
              Due Four Years From Date of Issuance

              (Title of the Indenture Securities)

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Item 1.     General Information.

       Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

                 Georgia Department of Banking and Finance
                 2990 Brandywine Road
                 Suite 200
                 Atlanta, Georgia  30041

                 Federal Deposit Insurance Corporation
                 Marquis Tower One
                 Suite 1700
                 Atlanta, Georgia  30303

                 Federal Reserve Bank of Atlanta
                 104 Marietta Street, N.W.
                 Atlanta, Georgia  30303-2713

       (b) Whether it is authorized to exercise corporate trust powers.

                 The Trustee is authorized to exercise corporate trust powers.

Item 2.     Affiliations with the Obligor.

            If the obligor is an affiliate of the trustee, describe such affiliation.

                 None

Item 3.     Voting Securities of the Trustee.  *

Item 4.     Trusteeships under Other Indentures.  *

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters. *

Item 6.     Voting Securities of the Trustee Owned by the Obligor or its
            Officials.  *

Item 7. Voting Securities of the Trustee Owned by Underwriters or their Officials. *

Item 8.     Securities of the Obligor Owned or Held by the Trustee.  *

Item 9.     Securities of Underwriters Owned or Held by the Trustee.  *

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor. *

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or more of the Voting Securities of the Obligor. *



_______________

*  Not Applicable pursuant to General Instruction B.
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Item 12.    Indebtedness of the Obligor to the Trustee.  *

Item 13.    Defaults by the Obligor.

            There has been no default with respect to the securities under the Indenture, or any other indenture or series under which (i) the Trustee is a trustee, and (ii) any other securities, or certificates of interest or participation in any other securities, of 1st Franklin Financial Corporation are outstanding.

Item 14.    Affiliations with the Underwriters.  *

Item 15.    Foreign Trustee.  *

Item 16.    List of Exhibits.


       (1) A copy of the Charter and/or Articles of Incorporation of the Trustee. (Incorporated herein by reference to Exhibit
            25.1 of the registrant's Form SE dated June 8, 1993, filed pursuant to continuing hardship exemption.)

       (2)  Not applicable.

       (3)  Not applicable.

       (4)  Copy of the Bylaws of the Trustee, as now in effect.
            (Incorporated herein by reference to Exhibit 25.4 of the Registrant's Form SE dated June 8, 1993, filed pursuant to continuing hardship exemption.)

       (5)  Not Applicable.

       (6) The consent of the Trustee required by Section 321(b) of the Act, filed as Exhibit 25.6.

       (7) Copy of the latest Report of Condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed as Exhibit 25.7.

















___________________

*  Not Applicable pursuant to General Instruction B.
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                               SIGNATURE



Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Columbus Bank and Trust Company, a Georgia state bank, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, and the State of Georgia, on the 27 day of October, 1994.



                                   COLUMBUS BANK AND TRUST COMPANY


                             By:            Alice H. Stagg
                                  --------------------------------
                          Title:  Vice President and Trust Officer

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